UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2011

KINDER MORGAN MANAGEMENT, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-16459 (Commission File Number)	76-0669886 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 20, 2011, the board of directors of Kinder Morgan Management, LLC (the “Company”) elected Ted A. Gardner as a director to fill the vacancy left by C. Berdon Lawrence, who resigned on July 20, 2011 immediately prior to Mr. Gardner’s election.  Mr. Lawrence did not resign because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Gardner has been appointed to the board’s audit committee, compensation committee and nominating and governance committee.  There is no arrangement or understanding between Mr. Gardner and any other person pursuant to which he was selected as a director. Mr. Gardner will receive compensation for his service on the board in accordance with the Company’s standard compensatory arrangement for non-employee directors.  A description of the compensatory arrangement for non-employee directors is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN MANAGEMENT, LLC

Dated: July 26, 2011	By:	/s/ Joseph Listengart
Joseph Listengart Vice President and General Counsel